Exhibit 10.18

CAPITAL CONTRIBUTION

ACKNOWLEDGEMENT AND CONSENT

This CAP ITAL CONTRIBUTION ACKNOWLEDGEMENT AND CONSENT is

executed on September 14, 2022, to confirm and document certain actions taken on March 29, 2022, and May 27, 2022, by and among: (i) JP Outfitters, LLC, a Delaware limited liability company (“JPO”), (ii) Sterling Apparel Limited, a Hong Kong limited company (“Sterling”), and (iii) Santai Global Asset Management Limited (f/k/a “Santai Biotechnical Research Institute Company Limited”), a Hong Kong limited company (“Santai”).

BACKGROUND

A. JPO is in the business of selling men’s and women’s clothing via catalog and on- line sales under the “J Peterman” brand name.

B. As of March 28, 2022, Santai became the owner of 75% of JPO’s issued and outstanding membership interests.

C. Sterling is in the business of manufacturing and distributing apparel and other item,

In light of the Background described above, Santai and JPO hereby acknowledge and consent to the following:

l. Sterling has sold and supplied apparel and other items to JPO.

2. JPO had an open accounts payable balance due to Sterling in excess of US $14 million.

3. On behalf of JPO, on March 29, 2022, Santai paid Sterling US $2 million with such payment applied to reduce JPO’s accounts payable balance due to Sterling. Such payment shall be reflected on JPO’s books as of March 29. 2022, as an additional capital contribution made by Santai to JPO.

4. On behalf of JPO, on May 27. 2022, Santai paid Sterling US $ i .5 million with such payment applied to reduce JPO’s accounts payable balance due to Sterling. Such payment shall be reflected on JPO’s books as of May 27, 2022, as an additional capital contribution made by Santai to JPO.

5. Exhibit 2.1 to JPO’s Second Amended and Restated Limited Liability Company Agreement is hereby amended and revised to reflect the additional capital contributions made by Santai. A copy of such revised Exhibit 2.1 is attached hereto.

Signature Page to Capital Contribution Acknowledgement and Consent

JP OUTFITTERS, LLC

By:	/s/ Arnold Cohen
Name:	Arnold Cohen
Title:	Manager

SANTAI GLOBAL ASSET MANAGEMENT LIMITED

By:	/s/ William Choi
Name:	William Choi
Title:	Director